Exhibit 99.1

BGC PARTNERS PROMOTES GRAHAM SADLER AS

CHIEF FINANCIAL OFFICER

New York (April 2, 2009) — BGC Partners, Inc. (Nasdaq: BGCP), one of the world’s leading inter-dealer brokers, today announced that Graham Sadler has been promoted to Chief Financial Officer, effective immediately.

Howard W. Lutnick, Chairman and Chief Executive Officer said, “The CFO role at BGC had, until recently, been located in London, along with that of the Company’s President, Chief Operating Officer and other senior management, and we are delighted that a financial professional of Graham’s caliber will be serving as our CFO.” Mr. Sadler, who is based in BGC’s London office, is replacing Robert West, who has served as the Company’s CFO since May 2007. Mr. West plans to pursue other interests.

Shaun Lynn, President, said “Graham has an impressive financial management pedigree. Since he joined BGC in December of this past year, we have worked together closely, and I’m delighted that he has accepted this new responsibility.” Mr. Lynn added, “On behalf of myself and our management team, I’d like to express our appreciation to Bob West for his many contributions to the Company.”

As Chief Financial Officer, Mr. Sadler will be responsible for BGC’s global accounting, controlling and treasury functions, including all financial reporting and budgeting. Since December 2008, he has served as CFO for Europe and Asia for both BGC and Cantor Fitzgerald. In his new role, he will spend at least 75 percent of his time as CFO of BGC and will also continue to serve as CFO for Europe and Asia for Cantor Fitzgerald. Prior to BGC, Mr. Sadler spent 11 years with Bear Stearns, where he served most recently as Chief Operating Officer and Chief Financial Officer of Bear Stearns-Europe in addition to other management roles. He also was a member of that firm’s European Executive Committee. Earlier, he served in a number of finance positions over a 14-year span with Barclays Capital (and its predecessor de Zoete & Bevan), including Director of Global Finance and Divisional Director, Markets Division. He began his career with KPMG (previously Peat Marwick Mitchell). Mr. Sadler is a Chartered Accountant in the UK, and holds a degree in Engineering from Cambridge University.

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Contacts

Media	Investors
Robert Hubbell	Jason McGruder
+1 212 294 7820	+1 212 829 4988
rhubbell@bgcpartners.com	jmcgruder@bgcpartners.com

Florencia Panizza

+1 212 294 7938

fpanizza@bgcpartners.com

About BGC Partners, Inc.

BGC Partners, Inc. (NASDAQ: BGCP) is a leading, fast growing, and global inter-dealer broker, specializing in the brokering of financial instruments and related derivatives products. BGC Partners provides integrated voice, hybrid, and fully electronic execution and other brokerage services to the world’s largest and most creditworthy banks, broker-dealers, investment banks, trading firms, and investment firms for a broad range of global financial products, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, commodities, structured products, and other instruments.

Through its eSpeed and BGC Trader brands, BGC Partners uses its proprietary, built, and paid for technology to operate multiple buyer, multiple seller real-time electronic marketplaces for the world’s most liquid capital markets. The Company’s pioneering suite of tools provides end-to-end transaction solutions for the purchase and sale of financial products over its global private network or via the Internet. BGC Partners’ neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading for the world’s largest financial firms. Through its BGCantor Market Data brand, the Company also offers globally distributed and innovative market data and analysis products for numerous financial instruments and markets.

BGC’s unique partnership structure and extensive employee ownership create a distinctive competitive advantage among its peers. Named after fixed income trading innovator B. Gerald Cantor, BGC Partners has 16 offices in New York and London, as well as in Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Johannesburg, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto. For more information, visit http://www.bgcpartners.com. The Company’s corporate address is: BGC Partners, Inc., 499 Park Avenue, New York, New York 10022. The media, analysts, and investors can also subscribe to BGC Partners’ investor “Email Alerts” at the “Investor Relations” section of http://www.bgcpartners.com.

Discussion of Forward-Looking Statements by BGC Partners

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of BGC Partners, Inc. (“we,” “our”, or the “Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for the Company include, but are not limited to, our relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees; support for liquidity and capital and other relationships; pricing and commissions and market position with respect to any of our products, and that of our competitors, the effect of industry concentration and reorganization, reduction of customers, and consolidation; liquidity, clearing capital requirements and the impact of recent credit market events; and market conditions, including trading volume and volatility and further deterioration of the capital debt markets, as well as economic or geopolitical conditions or uncertainties. Results may also be affected by the extensive regulation of our businesses, changes in regulations relating to the financial services industry, and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, potential liquidity and other risks relating to the ability to obtain financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Our ability to meet expectations with respect to payment of dividends, if any, will depend from period to period on our business and financial condition, our available cash, accounting or other charges and other factors relating to our business and financial condition and needs at the time.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the separation of the BGC businesses and merger and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, the effectiveness of risk management policies and procedures, and other factors, including those that are discussed under “Risk Factors” in eSpeed Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008; in eSpeed’s definitive proxy statement, which was filed with the SEC on February 11, 2008; in BGC Partners’ final prospectus, which was filed with the SEC on June 6, 2008, and as amended from time to time in our quarterly reports on Form 10-Q or our Annual Report on Form 10-K.

We believe that all forward-looking statements, as well as those risks discussed under “Risk Factors” in our most recent SEC filings are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.